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                                    Exhibit 10.57

                                    July 10, 1998

Mr. Jeff Abramovitz
Tech Squared Inc.
5198 W. 76th St.
Edina, MN 55439

Dear Jeff,

Congratulations, effective July 13, 1998, your position at Tech Squared Inc. ("company") will change to Chief Financial Officer and your annual salary will increase to $90,000.

Additionally, with your promotion to Chief Financial Officer, as per our discussion and subject to acceptance by the board of directors, the company has granted you an option to purchase 100,000 shares of common stock under the company's existing Stock Incentive Program at the June 25, 1998 market close bid price. Those options will vest as follows:

          On June 25, 1999         25,000 shares
          On June 25, 2000         25,000 shares
          On June 25, 2001         25,000 shares
          On June 25, 2002         25,000 shares

Jeff, I look forward to a long and mutually beneficial relationship, and wish you all success in your new position.

Sincerely,


/s/ J. A. Ronning

Joel Ronning
Chairman and CEO